 As filed with the Securities and Exchange Commission on September 12, 1996.
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      75-187395
   (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                  Identification No.)

                   8080 North Central Expressway, Suite 1100
                              Dallas, Texas 75206
                                (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------
           Don J. McDermett, Jr.                     With a copy to:

           Vice President, Legal
         Sterling Software, Inc.                    James E. O'Bannon
8080 North Central Expressway, Suite 1100       Jones, Day, Reavis & Pogue
            Dallas, Texas  75206                2300 Trammell Crow Center
                (214) 891-8600                      2001 Ross Avenue
                                                  Dallas, Texas  75201
(Name, address, including zip code, and              (214) 220-3939
telephone number, including area code,
      of agent for service)

                               ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed   Proposed
                                         Maximum    Maximum
Title of                    Amount       Offering   Aggregate    Amount of
Securities to               to be        Price per  Offering   Registration
be Registered             Registered (1)  Share      Price       Fee (2)
- --------------------------------------------------------------------------------
Common Stock, par value
$0.10 per share...........   4,478        $64.75   $289,951        $100
================================================================================
(1) Represents shares issuable in connection with the exercise of options available for grant under the Sterling Software, Inc. Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.
(2) The registration fee has been computed in accordance with Rule 457(h). Pursuant to Rule 457(h)(3), the registration fee has been calculated on the basis of a single fee with respect to the shares issuable in connection with options granted under the Plan and the resale of such shares.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

  IN ACCORDANCE WITH RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO 439,921 SHARES OF THE REGISTRANT'S COMMON STOCK COVERED BY REGISTRATION STATEMENT NO. 33-59107.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such State.

                Subject to Completion, Dated September 12, 1996


PROSPECTUS

                                444,399 SHARES

                            STERLING SOFTWARE, INC.

                                 Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. ("Sterling Software" or the "Company") of up to 444,399 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options ("Options") granted to eligible persons pursuant to the provisions of the Sterling Software, Inc. Non-Statutory Stock Option Plan (the "Plan") and which may be offered and sold from time to time by such persons or permitted transferees (the "Selling Stockholders").
This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan as a result of the antidilution provisions contained therein. A copy of the Plan is attached as Annex A to this Prospectus.

     Sales by the Selling Stockholders may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over-the-counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On September 9, 1996, the closing price of the Common Stock on the NYSE was $64.75. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $7,600.


                               ----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------



               The date of this Prospectus is September __, 1996.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Documents filed by the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York
10005, on which exchange the Common Stock is listed.

          This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act relating to the securities issuable pursuant to the Plan and offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference into this Prospectus (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended by the Company's Form 10-K/A filed January 29, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1995, March 31, 1996 and June 30, 1996; (iii) the Company's Current Reports on Form 8-K dated October 31, 1995, January 4, 1996, March 7, 1996 and May 29, 1996; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 0-108465), filed March 7, 1990.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Don J. McDermett, Jr., Vice President, Legal (telephone: (214) 891-8600).

                                  THE COMPANY

          Sterling Software is a recognized worldwide supplier of software products and services within the enterprise systems and applications management software markets and also provides technical professional services to certain sectors of the federal government. The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


                                USE OF PROCEEDS

          The proceeds from the issuance of the Shares upon exercise of Options will be added to the Company's funds and used for general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.


                             SELLING STOCKHOLDERS

          This Prospectus covers the purchase from the Company of an aggregate of up to 444,399 Shares, plus such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein, by the holders of Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares previously acquired or to be acquired by certain holders of Options upon the exercise thereof.

          The following table sets forth certain information concerning the Common Stock owned by the Selling Stockholders and any positions, offices or other material relationships of the Selling Stockholders with the Company.



                                             COMMON STOCK                                    COMMON STOCK
                                              OWNERSHIP                                    OWNERSHIP AFTER
                                        PRIOR TO OFFERING(1)(2)                              THE OFFERING (2)
        NAME AND POSITION              -----------------------       COMMON STOCK       --------------------
- ---------------------------------      NUMBER       PERCENTAGE      OFFERED HEREBY      NUMBER      PERCENTAGE
                                       ------       ----------      --------------      ------      ----------

Werner L. Frank                       133,547 (3)        *             69,700           63,847          *
  Executive Vice President,
  Business Development

Jeannette P. Meier                     51,253 (4)        *             47,775            3,478          *
  Executive Vice President,
  Secretary and General Counsel

Sterling L. Williams                  184,000 (5)        *            180,000            4,000          *
  President, Chief Executive
  Officer and Director
- -----------------

 *  Less than 1% of class.
(1) Based on ownership as of August 31, 1996.
(2) Based on 37,506,211 shares of Common Stock issued and outstanding as of August 31, 1996. The number of shares shown includes outstanding shares owned by such person(s) indicated on August 31, 1996 and shares underlying options owned by such person(s) on such date. The percent of class is computed giving effect to the exercise by such person(s) of such options.
(3) Includes 69,700 Shares to be acquired upon exercise of Options granted under the Plan.
(4) Includes 47,775 Shares to be acquired upon exercise of Options granted under the Plan, and 2,225 shares of Common Stock to be acquired upon exercise of options granted under the Sterling Software, Inc. Incentive Stock Option Plan.
(5) Includes 180,000 Shares to be acquired upon exercise of Options granted under the Plan.

                             PLAN OF DISTRIBUTION

   The Shares may be issued to the Selling Stockholders from time to time by the Company upon exercise of Options. The Shares may be sold or otherwise disposed of from time to time by any of the Selling Stockholders in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over-the-counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company will pay all of the expenses incident to the offering hereby and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.


                                 LEGAL MATTERS

   Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director and an employee of the Company.


                                    EXPERTS

   The consolidated financial statements and financial statement schedule appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          FORWARD-LOOKING INFORMATION

   This Prospectus (including the documents incorporated herein by reference) contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or the Company's management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, relating to the operations and results of operations of the Company, competitive factors and pricing pressures, shifts in market demand, the performance and needs of the industries served by the Company, the costs of product development, general economic conditions and acts by third parties, as well as the other factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

                                                                         Annex A
                                                                         -------
                            STERLING SOFTWARE, INC.

                        NON-STATUTORY STOCK OPTION PLAN
                      (AS AMENDED, THROUGH JUNE 15, 1995)


   1. Purpose. The purpose of the Non-Statutory Stock Option Plan of Sterling Software, Inc. (the "Plan") is to provide key employees and advisors with a proprietary interest in Sterling Software, Inc., a Delaware corporation, and its subsidiaries (the "Company") through the granting of options ("Option" or "Options") to purchase shares of the Company's authorized Common Stock, par value $0.10 per share ("Common Stock"), in order to:

     a. Increase the interest in the Company's welfare of those key employees and advisors who share primary responsibility for the management, growth and protection of the business of the Company;

     b. Recognize the contributions made by certain key employees and advisors to the Company's growth during its development stage;

     c. Furnish an incentive to such key employees and advisors to continue their services for the Company; and

     d. Provide a means through which the Company may attract able persons to engage as key employees and advisors.

   With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee (as defined in Section 2) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

   2. Administration. With respect to Participants who are directors or executive officers of the Company ("Insiders"), the Plan shall be administered in accordance with the requirements of Rule 16b-3 of the Exchange Act by a committee (the "16b-3 Committee") consisting of such number of directors as are appointed by the Board of Directors of the Company (the "Board of Directors" or "Board") from time to time in accordance with the requirements of Rule 16b-3. With respect to all other Participants, the Plan shall be administered by the Board or by a committee (the "Stock Option Committee") consisting of not less than two directors of the Company appointed by the Board. As used herein, "Committee" shall mean (i) with respect to decisions relating to Insiders, the 16b-3 Committee, and (ii) with respect to decisions relating to all other Participants, the Stock Option Committee. Except as otherwise provided by the terms of this Plan or by the Board, the Committee shall have all the power and authority of the Board hereunder.

   The Committee shall have full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the individuals to whom Options shall be granted and the number of shares to be covered by each Option; to determine the time or times at which Options shall be granted; to interpret the Plan and the instruments by which Options will be evidenced; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; with the consent of the Participant (as defined in Section
3), to modify or amend any Option agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof; and to make all other determinations necessary or advisable for the administration of the Plan. Non-employee members of the Board ("non-employee directors") shall not be eligible to receive Options under the Plan except as expressly provided in
Section 21.

   3. Participants. The Committee may, from time to time, select particular key employees and advisors of the Company, or of any subsidiary of the Company, to whom Options are to be granted, and upon the grant of such Options, the selected key employees and advisors shall become Participants in the Plan. As used herein, the term "Participant" means a key employee or advisor who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to its terms.

   4. Shares Subject to the Plan. The shares of Common Stock subject to Options granted pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares that by reason of the expiration of an Option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, and shares from time to time rendered in payment of the exercise price of Options, may be made subject to additional Options granted pursuant to the Plan. The maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the Plan shall be 4,875,000; provided that the Committee may adjust the number of shares available for Options, the number of shares subject to and the exercise price of Options granted hereunder to effect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Company.

   5. Grant of Options. Options granted hereunder shall be evidenced by written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Committee, but subject to and not more favorable than the terms of the Plan. The Committee may from time to time require additional terms which the Committee deems necessary or advisable. The Company shall execute stock option agreements upon instruction from the Committee.

   6. Maximum Amount of Stock Subject to Options. Subject to Section 21, the maximum aggregate fair market value (determined as of the time the Option is granted) of the Common Stock for which any Participant may be granted Options in any calendar year shall be determined by the Committee in its discretion.

   7. Option Exercise Price. The purchase price of Common Stock subject to an Option granted pursuant to the Plan shall be no less than the fair market value of the Common Stock on the date of grant.

   8. Restrictions. The Committee may, but need not, at the time of granting of an Option or at any subsequent time impose such restrictions, if any, on issuance, voluntary disposition and release from escrow of any Options including, without limitation, permitting exercise of Options only in installments over a period of years.

   9. Payment. Full payment for Common Stock purchased upon the exercise of an Option shall be made at the time of exercise. No Common Stock shall be issued until full payment has been made and a Participant shall have none of the rights of a shareholder until shares of Common Stock are issued to him. Any federal, state or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of shares of Common Stock upon exercise. Payment may be made in cash, in shares of Common Stock then owned by the Participant, or in any other form of valid consideration, or a combination of any of the foregoing, as required by the Committee in its discretion. Shares of Common Stock tendered in payment of the exercise price of any Options may be reissued to the Participant who tendered the shares of Common Stock as part of the shares of Common Stock issuable upon exercise of other Options granted from time to time pursuant to the Plan.

   10. Transferability of Options. Except as may be agreed upon by the Committee in accordance with the following two paragraphs, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. The designation by the holder of an Option of a beneficiary shall not constitute a transfer of the Option.

   The Committee shall have the discretion to include in (or amend to include in) any Option agreement held by a Participant who is not an Insider such provisions regarding transferability of the Options as the Committee, in its sole discretion, deems to be appropriate.

   The Committee shall have the discretion to include in (or amend to include in) any Option agreement held by a Participant who is an Insider (other than a non-employee director) a provision permitting such Participant's Option to be transferred by the Participant to members of the Participant's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

   11. Time of Granting of an Option. The grant of an Option pursuant to the Plan shall be deemed to have occurred when the Stock Option Committee shall have adopted a resolution approving such grant.

   12. Rights in Event of Death or Disability of Participant. The Committee shall have discretion to include in each Option agreement such provisions regarding exercisability of the Options following the death or disability of the Participant as it, in its sole discretion, deems to be appropriate.

   13. Termination of Option Rights and Awards. The Committee may provide in each Option agreement for the circumstances under which Options granted hereunder may terminate for any reason that the Committee, in its sole discretion, deems appropriate.

   14. Stock Purchased for Investment. At the discretion of the Committee, any Option agreement may provide that the Option holder shall, by accepting an Option, represent and agree on behalf of himself and his transferees by will or the laws of descent and distribution that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of Common Stock are being acquired in good faith and for investment and not for resale or distribution.

   15. Amendment or Discontinuation. The Plan may be amended, altered or discontinued by the Board or, if the Board has specifically delegated this authority to the Committee, by the Committee, without approval of the stockholders. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan requires the Plan to be amended, the Plan will be amended at that time and all Options then outstanding will be subject to such amendment.

   16. Employment. This Plan and any Option granted under this Plan do not confer upon the Participant any right to be employed or to continue employment with the Company.

   17. No Obligation to Exercise Option. The granting of an Option pursuant to the Plan shall not impose any obligation upon the Participant to exercise such Option.

   18. Termination. Unless sooner terminated by action of the Board or, if the Board has specifically delegated its authority to terminate the Plan to the Committee, by the Committee, the Plan shall terminate on December 31, 2011, and no Options may be granted pursuant to the Plan after such date.

   19. Use of Proceeds. The proceeds derived from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

   20. Effective Date of the Plan. The Plan shall be effective, as amended, on June 15, 1995.

   21. Automatic Grants to Non-Employee Directors. Grants to non-employee directors on or after the date hereof shall be solely pursuant to the following formula: each non-employee director elected or appointed to the Board will receive, at the time of his or her initial election or appointment, an automatic grant of Options to purchase 40,000 shares of Common Stock. In addition, during the term of this Plan, each non-employee director will receive an additional automatic grant of Options to purchase 40,000 shares of Common Stock every five years on the anniversary date of his or her initial election or appointment to the Board, beginning on the fifth anniversary of his or her initial election or appointment to the Board; provided that such non-employee director has served continuously as a director of the Company since the date of his or her initial election or appointment to the Board. The exercise price of each such Option will be equal to the fair market value of the Common Stock on the date of grant. Each such Option will become exercisable in cumulative annual installments of one-fourth of the shares covered by the grant, commencing one year after the date of grant, and will expire five years from the date of grant; provided that each such Option will become immediately exercisable with respect to 100% of the shares covered by the grant in the event of a change of control. A change of control is deemed to occur (i) when any person, other than Sam Wyly or Charles
J. Wyly, Jr., or an affiliate of either of them, becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding securities, (ii) if, during any three consecutive years, individuals who constitute the Board of Directors at the beginning of such period cease to constitute a majority of the Board of Directors or (iii) upon the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. This section shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA, or the rules thereunder.


                                    STERLING SOFTWARE, INC.



                                    By:     /s/ Sterling L. Williams
                                       ------------------------------------
                                                Sterling L. Williams
                                       President and Chief Executive Officer

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                    ----------------------------------------




                               TABLE OF CONTENTS
                               -----------------

                                       Page
                                       ----

Available Information...............     2

Incorporation of Certain
   Documents by Reference...........     2

The Company.........................     3

Use of Proceeds.....................     3

Selling Stockholders................     3

Plan of Distribution................     4

Legal Matters.......................     4

Experts.............................     4

Forward-Looking Information.........     5

Annex A -- Sterling Software, Inc.
   Non-Statutory Stock Option
   Plan.............................    A-1


                                444,399 SHARES


                              STERLING SOFTWARE,
                                     INC.


                                 COMMON STOCK


                       --------------------------------
                                  PROSPECTUS
                       ---------------------------------



                               SEPTEMBER __, 1996

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Company, are as follows:

          Securities and Exchange Commission filing fee..  $  100
          NYSE listing fee...............................   1,500
          Printing expenses..............................   1,000
          Accounting fees and expenses...................   1,500
          Legal fees and expenses........................   2,500
          Miscellaneous..................................   1,000
                                                           ------
          Total..........................................  $7,600
                                                           ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    The Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the GCL, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Restated Bylaws provide that the Company shall indemnify its directors to the fullest extent of the GCL and may, if and to the extent authorized by the Board, so indemnify its officers against any liability, expense or other matter whatsoever.

    As authorized by the Company's Certificate of Incorporation, the Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

ITEM 16.  EXHIBITS

      4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.2 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.3 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.3 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.4 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

      4.5 Restated Bylaws of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-47131) and incorporated herein by reference).

      4.6 Specimen Common Stock Certificate (previously filed as Exhibit 4.5 to the Company's Registration Statement (Registration No. 2-86825) and incorporated herein by reference).

      5.1  Form of opinion of Jones, Day, Reavis & Pogue (filed herewith).

     23.1  Consent of Ernst & Young LLP (filed herewith).

     23.2  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

     24.1  Power of Attorney of the Company (filed herewith).

     24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).

     99.1 Sterling Software, Inc. Non-Statutory Stock Option Plan (previously filed as Exhibit 99.2 to the Company's Registration Statement (Registration No. 33-62059) and incorporated herein by reference).

ITEM 17.  UNDERTAKINGS

     A.  The Registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 10, 1996.

                                    STERLING SOFTWARE, INC.

                                By:   /s/  Sterling L. Williams
                                   ------------------------------------
                                         Sterling L. Williams
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 10, 1996.


         Signatures                                Title
         ----------                                -----

/s/ Sterling L. Williams        President and Chief Executive Officer; Director
- ----------------------------            (Principal Executive Officer)
    Sterling L. Williams


    Jeannette P. Meier *             Executive Vice President, Chief Financial
- ----------------------------      Officer, General Counsel and Secretary
    Jeannette P. Meier             (Principal Financial and Accounting Officer)

                                      Chairman of the Board of Directors
- ----------------------------
        Sam Wyly


    Charles J. Wyly, Jr. *            Vice Chairman of the Board of Directors
- ----------------------------
    Charles J. Wyly, Jr.


      Evan A. Wyly *                                   Director
- ----------------------------
      Evan A. Wyly


    Michael C. French *                                Director
- ----------------------------
    Michael C. French


   Robert J. Donachie *                                Director
- ----------------------------
   Robert J. Donachie


    Phillip A. Moore *                 Executive Vice President and Director
- ----------------------------
    Phillip A. Moore


  Donald R. Miller, Jr. *                              Director
- ----------------------------
  Donald R. Miller, Jr.


   Francis A. Tarkenton *                              Director
- ----------------------------
   Francis A. Tarkenton


    *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.


                                             /s/ Don J. McDermett, Jr.
                                       ------------------------------------
                                              Don J. McDermett, Jr.
                                                Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.                             Description
- -----------                             -----------

   4.1 Certificate of Incorporation of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.2 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.3 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.3 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.4 Certificate of Amendment of Certificate of Incorporation of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-59107) and incorporated herein by reference).

  4.5 Restated Bylaws of the Company (previously filed as Exhibit 4.4 to the Company's Registration Statement (Registration No. 33-47131) and incorporated herein by reference).

  4.6          Specimen Common Stock Certificate (previously filed as Exhibit
               4.5 to the Company's Registration Statement (Registration No. 2-86825) and incorporated herein by reference).

  5.1          Form of opinion of Jones, Day, Reavis & Pogue (filed herewith).

  23.1         Consent of Ernst & Young LLP (filed herewith).

  23.2         Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

  24.1         Power of Attorney of the Company (filed herewith).

  24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).

  99.1 Sterling Software, Inc. Non-Statutory Stock Option Plan (previously filed as Exhibit 99.2 to the Company's Registration Statement (Registration No. 33-62059) and incorporated herein by reference).